EXHIBIT 4.2
FIRST SUPPLEMENTAL INDENTURE
AMONG
MERCER INTERNATIONAL INC.,
MERCER INTERNATIONAL REGCO INC.
AND
WELLS FARGO BANK, N.A.
AS TRUSTEE

DATED AS OF
MARCH 1, 2006
TO INDENTURE DATED AS OF OCTOBER 10, 2003

TABLE OF CONTENTS

ARTICLE ONE CONVERSION RIGHTS

SECTION 101 Conversion Rights

ARTICLE TWO ASSUMPTION OF OBLIGATIONS

SECTION 201 Assumption of Obligations

ARTICLE THREE MISCELLANEOUS PROVISIONS
SECTION 301 Integral Part
SECTION 302 General Definitions
SECTION 303 Adoption, Ratification and Confirmation
SECTION 304 Trust Indenture Act Controls
SECTION 305 Governing Law
SECTION 306 Severability
SECTION 307 Counterpart Originals
SECTION 308 Successors
SECTION 309 Table of Contents, Headings, etc
SECTION 310 Benefit of Second Supplemental Indenture
SECTION 311 Acceptance by Trustee

     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 1, 2006, among Mercer International Inc., a Massachusetts Trust organized under the laws of the State of Washington (“Mercer”), Mercer International Regco Inc., a corporation organized under the laws of the State of Washington (“Mercer WA”), and Wells Fargo Bank, N.A. (the “Trustee”).
RECITALS OF THE COMPANY
     WHEREAS, Mercer has heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of October 10, 2003, providing for the issuance of 8.5% convertible senior subordinated notes due 2010 (the “Notes”);
     WHEREAS, pursuant to the Agreement and Plan of Merger dated as of December 14, 2005 (the “Merger Agreement”) among Mercer WA, Mercer Delaware Inc., a Delaware corporation and a wholly owned subsidiary of Mercer WA (“Mercer DE”), and Mercer, Mercer has agreed to merge with and into Mercer DE (the “Merger”), with Mercer DE being the surviving corporation in the Merger, following which Mercer DE will merge with and into Mercer WA with Mercer WA being the surviving corporation in that merger;
     WHEREAS, pursuant to the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), each outstanding Share of Beneficial Interest of Mercer shall be converted into the right to receive one validly issued, fully paid and nonassessable common share of Mercer WA (“Mercer WA Common Shares”);
     WHEREAS, pursuant to Sections 4.12 and 7.01 of the Indenture, as a result of the Merger, Mercer WA is required to execute and deliver to the Trustee a supplemental indenture providing that (i) the Holder of each Note then outstanding shall have the right to convert such Note into that number of Mercer WA Common Shares receivable upon such Merger by a Holder of the number of shares of beneficial interest deliverable upon such conversion of such Note immediately prior to such Merger assuming such Holder failed to exercise such Holders rights of election, if any, as to the number of Mercer WA Common Shares receivable upon such Merger; and (ii) Mercer WA assumes all the Obligations of Mercer under the Registration Rights Agreement, the Notes and the Indenture;
     WHEREAS, Section 11.01(c) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to make provision with respect to the assumption of Mercer’s Obligations to the holders of the Notes by a successor to the Company;
     WHEREAS, Mercer and Mercer WA, pursuant to the foregoing authority, propose in and by this First Supplemental Indenture to supplement and amend the Indenture in certain respects; and
     WHEREAS, all things necessary have been done to make this First Supplemental Indenture a valid agreement of Mercer and Mercer WA, in accordance with its terms.
     NOW THEREFORE:
     In consideration of the premises provided for herein, Mercer, Mercer WA and the Trustee mutually covenant and agree as follows:

ARTICLE ONE
CONVERSION RIGHTS
     SECTION 101 Conversion Rights.
     Mercer WA hereby agrees, in accordance with Section 4.12 of the Indenture that the Holder of each Note outstanding at the effective time of the Merger shall have the right to convert such Note into the number of Mercer WA Common Shares equal to the number of Shares of Beneficial Interest of Mercer which would have been deliverable upon conversion of such Note immediately prior to the effective time of the Merger. Mercer WA hereby agrees, in accordance with Section 4.12 of the Indenture, to issue and deliver certificates evidencing such shares and make any subsequent adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the Notes and, to the extent relevant thereto, Article IV of the Indenture, and for such purpose (a) from and after the effective time of the Merger all references in Article IV of the Indenture to “Shares of Beneficial Interest”, or to actions taken by or in respect of Mercer (in respect of the Shares of Beneficial Interest or otherwise) that require adjustment of the number of shares of such Shares of Beneficial Interest issuable upon conversion of Notes and/or the Conversion Price, or change of the securities or other property into which Notes shall be convertible shall, insofar as the same relate to or affect the convertibility, or conversion, of Notes, or the terms thereof, or the securities or other property into which Notes shall be convertible, be deemed to mean and refer to Mercer WA Common Shares or actions taken by or in respect of Mercer WA (in respect of Mercer WA Common Shares or otherwise), as the case may be, mutatis mutandis, and (b) Mercer WA shall assume all of the obligations of Mercer under Article IV of the Indenture.
ARTICLE TWO
ASSUMPTION OF OBLIGATIONS
SECTION 201 Assumption of Obligations
     Mercer WA hereby agrees, in accordance with Section 7.01 of the Indenture, that Mercer WA shall assume all of the Obligations of Mercer under the Registration Rights Agreement, the Notes and the Indenture and Mercer WA shall succeed to, and be substituted for so that from the Effective Time of the Merger, the provisions of the Indenture referring to Mercer shall refer instead to Mercer WA and not Mercer, and Mercer WA may exercise every right and power of Mercer under the Indenture with the same effect as if Mercer WA had been named in the Indenture as Mercer.

ARTICLE THREE
MISCELLANEOUS PROVISIONS
     SECTION 301 Integral Part.
     This First Supplemental Indenture constitutes an integral part of the Indenture.
     SECTION 302 General Definitions.
     For all purposes of this First Supplemental Indenture, capitalized terms used herein without definition shall have the meanings specified in the Indenture.
     SECTION 303 Adoption, Ratification and Confirmation.
     The Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this First Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.
     SECTION 304 Trust Indenture Act Controls.
     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.
     SECTION 305 Governing Law.
     THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     SECTION 306 Severability.
     In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.
     SECTION 307 Counterpart Originals.
     The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     SECTION 308 Successors.
     All agreements of the Company or the Successor in this First Supplemental Indenture shall bind its respective successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

     SECTION 309 Table of Contents, Headings, etc.
     The table of contents, cross-reference table and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.
     SECTION 310 Benefit of First Supplemental Indenture.
     Nothing in this Fist Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
     SECTION 311 Acceptance by Trustee.
     This Trustee accepts the amendments to the Indenture effected by this First Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this First Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this First Supplemental Indenture and the Trustee makes no representation with respect thereto.
     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first written above.

MERCER INTERNATIONAL INC.
By:	/s/ David M. Gandossi
	Name:	David M. Gandossi
	Title:	Chief Financial Officer

MERCER INTERNATIONAL REGCO INC.
By:	/s/ David M. Gandossi
	Name:	David M. Gandossi
	Title:	Chief Financial Officer

WELLS FARGO BANK, N.A.
By:	/s/ Timothy P. Mowdy
	Name:	Timothy P. Mowdy
	Title:	Vice President